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                                                                   EXHIBIT 10.19

                                                                     Translation

                              TRANSFER CONTRACT OF

                         THE ECONOMIC OBSERVER NEWSPAPER

                                      AMONG

                         SHANGDONG SANLIAN GROUP CO. LTD

                 SHANDONG ECONOMIC OBSERVING NEWSPAPER CO., LTD

                         ECONOMIC OBSERVER PRESS OFFICE

                                       AND

                  BEIJING JINGGUAN XINCHENG ADVERTISING CO. LTD

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     This contract (hereafter as "this Contract") was signed on November 6, 2006 in Beijing, People's Republic of China (hereafter as "PRC") by the following parties:

Party A: Shandong Sanlian Group Co. Ltd (hereafter as "Sanlian Group")

Party B: Shandong Economic Observing Newspaper Co. Ltd (hereafter as "Newspaper Co.")

Party C: Economic Observer Press Office (hereafter as "EOPO")

Party D: Beijing Jingguan Xincheng Advertising Co. Ltd (hereafter as "JGXC")

The above signing parties are collectively referred to as the parties and individually referred to as a party.

Whereas:

1. EOPO is a legally subsisting publishing unit set up according to PRC laws, and is a lawful business unit registered with the Business Registration Administration in Shandong Province;

2. Sanlian Group is a legally subsisting corporation with limited liabilities incorporated according to PRC laws, and is the chief operating and managing unit for EOPO;

3. The Newspaper Co. is a legally subsisting corporation with limited liabilities incorporated according to PRC laws, and is a subsidiary of Sanlian Group. It was previously responsible for the advertising agency and other businesses of EOPO;

4. JGXC is an effectively subsisting corporation with limited liabilities incorporated according to the PRC laws, and is a registered lawful operator of advertisements; and

5. The parties signed the "Amended and Restated Contract on Business Cooperation" on November 6, 2006; pursuant to that contract, JGXC has the right, during the validity period of the contract and within the premise of the relevant state laws, to request Sanlian Group and the Newspaper Co. to transfer EOPO to JGXC.

In order to define the rights and duties of the parties, after friendly consultation and pursuant to the rules of the PRC laws, the parties have reached consensus, with respect to the transfer of EOPO, on the following contract.

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1.   AUTHORIZATION OF RIGHTS

     1.1 Sanlian Group, the Newspaper Co. and EOPO hereby irrevocably agree that during the validity period of the contract and within the premise of relevant state laws and regulations, pursuant to the terms and conditions in the articles of this contract, EOPO or the related rights and benefits of EOPO (including but not limited to the operational rights of the "Economic Observer Newspaper", all the assets and businesses of EOPO, hereafter collectively as "rights and benefits of EOPO") are to be transferred to JGXC.

     1.2 To the extent allowed by the PRC Laws, JGXC has the right to request, from time to time and not limited to just once, Sanlian Group/the Newspaper Co/EOPO to transfer the whole or part of EOPO's rights and benefits to JGXC or a person designated by JGXC.

     1.3 Sanlian Group, Newspaper Co. and EOPO undertake that, during the validity period of this contract and before JGXC has been transferred and obtained the whole of EOPO's rights and benefits to the extent allowed by PRC Laws, they will not transfer any of the publishing and distributions rights, operating rights or the operating rights of the advertisements of the "Economic Observer Newspaper" to a third party; or promote, allow or do anything to cause the publishing or distribution rights to be cancelled or not to be granted the extension, unless it is approved by JGXC in writing.

     1.4 Sanlian Group, Newspaper Co. and EOPO undertake that, during the validity period of this contract and before JGXC has been transferred and obtained the whole of EOPO's rights and benefits to the extent allowed by PRC Laws, except where there is written consent from JGXC, not any of the assets and businesses can be transferred, sold to or held as a collateral by a third party.

     1.5 During the validity period of the contract, if EOPO, pursuant to the requirement of the laws, regulations, government conduct or policies, needs restructuring, system changing, etc. which will change the nature of the legal person, or needs to transfer the assets of the legal person or to change the actual person in control, or if the operational rights have shifted, Sanlian Group, the Newspaper Co. and EOPO should in the first time notify JGXC in a written format and should protect the rights and benefits of JGXC to the maximum, and only upon obtaining the written consent from JGXC, can the above mentioned actions be taken.

2.   PRICE

     2.1 Except where it is otherwise stipulated in laws, the parties of this contract all agree that JGXC receives the whole of the rights and benefits of EOPO

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          worth of RMB 220,000,000 ("Transfer Price"). JGXC should, within 5 years upon the execution of the contract (i.e.: 2007 - 2011), make a payment of RMB 44,000,000 annually to EOPO.

     2.2 Sanlian Group and Newspaper Co. have both agreed and confirmed that the payments that JGXC makes pursuant to the terms of 2.1 constitute lawful and effective payments and that they, as the transferring parties, will never raise any doubts about the above mentioned consideration and payments.

     2.3 If at the time the PRC laws and regulations have other rules and requirements with respect to the transfer price, the two parties should resort to consultation to handle it by as much as possible implementing the intent stated in 2.1 and 2.2.

3.   TO COMPLETE TRANSFER

     3.1 Where the PRC laws and regulations allow JGXC or its designated transferee to receive EOPO or the rights and benefits of EOPO, Sanlian Group, the Newspaper Co. or EOPO (according to specific situations at the time) should, according to the request of JGXC and the stipulated procedures in relevant laws and regulations, without delay, transfer EOPO or the whole or part of the rights and benefits of EOPO (according to specific situations at the time) to JGXC or its designated person (according to specific situations at the time), and should at the same time submit all relevant documents, assist the completion of all the legal procedures, and enable JGXC or its designated person to be able to lawfully and effectively own EOPO or the whole of the rights and benefits of EOPO.

     3.2 To avoid doubts, where at the time the applicable PRC laws allow JGXC and/or its designated other person(s) to receive the whole of the equity of EOPO or similar assets or the rights and benefits of EOPO, JGXC has the right to choose to receive, at one time or multiple times, the whole of the equity of EOPO or similar assets or the rights and benefits of EOPO; where at the time the applicable PRC laws allow JGXC and/or its designated person to receive part of the equity of EOPO or similar assets or the rights and benefits of EOPO, JGXC, within the equity proportion upper limit (hereafter as "equity upper limit") stipulated by the PRC laws, has the right to decide on its own to accept, at one time or multiple times, the equity quota of EOPO or similar assets or the rights and benefits of EOPO; under the latter circumstance, JGXC has the right, pursuant to the specific arrangement for the equity upper limit to be gradually relaxed as allowed under the PRC laws, to continuously receive the equity of EOPO or similar assets or the rights and benefits of EOPO, and ultimately obtain

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          the whole of the equity of EOPO or similar assets or the rights and benefits of EOPO.

4.   COVENANTS

     4.1 With respect to the signing and implementation of this contract, where there is a need for any review-and-approval or record keeping procedure, the parties should all jointly proceed or offer necessary assistance.

     4.2 Where the transfer of the equity of EOPO or of the rights and benefits of EOPO requires an advance approval from several third parties and several departments of the PRC government pursuant to the PRC laws, the parties agree to respectively do their very best to obtain the necessary approval.

5.   VALIDITY PERIOD AND EXTENSION OF THE CONTRACT UPON EXPIRY

     5.1 This contract is effective upon the execution of the contract and is valid for 50 years starting from the date of execution.

     5.2 When the validity period of the contract expires, this contract is automatically extended, which requires no party to pay for any expenses related to that extension.

6.   TAX OBLIGATIONS

     The parties are to submit their own taxes pursuant to applicable PRC laws at the time and pursuant to the relevant taxation regulations.

7.   FORCE MAJEURE

     Due to the occurrence of unforeseeable, non-preventable and unavoidable events of force majeure, when this contract cannot be implemented or implemented up to the terms and conditions, the parties should consult with each other according to the degree of impact from the event(s) of force majeure and decide whether or not to exempt from or delay the implementation of this contract. Losses caused from force majeure shall not be borne by any of the parties; however, the parties should try to minimize the losses.

8.   RESOLUTION OF DISPUTES

     8.1 All disputes caused by or related to this contract should be resolved between the 2 parties through consultation; where consultation fails, the dispute should be submitted to China International Economic and Trade Arbitration Committee to be mediated in Beijing pursuant to the committee's current effective arbitration rules at the time of submission. The decision from the arbitration is final and is binding on both sides.

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     8.2  In the course of resolution of a dispute, except for the issue(s) in the dispute, both parties should continue to observe terms of other articles and clauses under this contract and fulfill other duties under this contract.

9.   GOVERNING LAWS

     9.1 This contract should be governed under the laws of the PRC and to the interpretations thereof.

10.  WAIVER AND TRANSFER

     10.1 Where a party requests to waive its implementation of any article or clause, this does not affect the party from subsequently requesting the implementation of that article or clause or of any other article or clause in this contract.

     10.2 No party can transfer its right and/or duty in this contract to a non-contract party, unless with written consents from all other parties.

11.  OTHER ISSUES

     11.1 The subtitle added to each article and clause is only for convenient reference and does not affect the interpretation of the articles and clauses in this contract.

     11.2 If any article or clause and terms in this contract are deemed as illegal or unable to be executed with force according to applicable laws, then the article or clause is deemed to have been deleted from this contract and is already invalid; however, this contract is still effective and further it should be deemed that from the very beginning that article or clause has not existed. The parties should consult with each other to replace the deleted article or clause with one that is acceptable, satisfactory, legal, and effective to the parties.

     11.3 The time, dates, and length of terms stipulated in this contract are critically important to this contract and anything departing from the time, dates or length of terms as stipulated in this contract should be deemed as a breach of contract.

     11.4 All the expenses to enable this contract to be legally effective, including but not limited to notary fees, stamp taxes, and registration fees are to be borne by the relevant party (parties) or the party that incurs the expense(s), pursuant to the rules in the PRC laws.

     11.5 The schedules appended to this contract constitute an inseparable part of this contract and have the same effects as the main body of this contract.

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     11.6 This contract comes in 4 counterparts, with 1 counterpart for each party, and all counterparts have the same legal effects.

                        [The signatory page is attached.]

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           The Signature Page for the "Business Cooperation Contract"

Shandong Economic Observing Newspaper Co., Ltd. [Company chop of Shandong Economic Observing Newspaper Co., Ltd.]


Authorized Representative: /s/
                           --------------------------------


Shangdong Sanlian Group Co. Ltd. [Company chop of Shangdong Sanlian Group Co. Ltd.]


Authorized Representative: /s/
                           --------------------------------


Economic Observer Press Office [Company chop of Economic Observer Press Office]


Authorized Representative:
                           --------------------------------


Beijing Jingguan Xincheng Advertising Co. Ltd. [Company chop of Beijing Jingguan Xincheng Advertising Co. Ltd.]


Authorized Representative: /s/
                           --------------------------------